Exhibit 99.1

Ondas Reports Revised Preliminary Fourth Quarter and Full Year 2025 Financial Results and will Report Final Results on March 25, 2026 at 8:30 a.m. ET

Fourth quarter and full year 2025 preliminary revenue of between $29.1–$30.1 million and between $49.7–$50.7 million, respectively, both ahead of guidance provided in January 2026

Reiterates Prior Full Year 2026 Revenue Outlook of $170-$180 million Before the Impact of Any New Acquisitions Announced in 2026

WEST PALM BEACH, FL / March 20, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced its revised preliminary results for the fourth quarter and full year of 2025 and will announce its final results on March 25, 2026. Since issuing the preliminary results on March 9, 2026, management has completed additional financial close procedures and refined certain preliminary accounting estimates, specifically the net change in the fair value of our warrant liability which is expected to result in a net gain of approximately $102 million for the fourth quarter and full year 2025.

Revised Preliminary Financial Results

For the fourth quarter 2025, we expect to report revenues between $29.1 and $30.1 million, which is above our prior guidance of $27 to $29 million. We expect net income between $82.9 million and $83.4 million, and adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) (non-GAAP) between $(9.9) and $(9.4) million, for the three months ended December 31, 2025, respectively.

For the full year 2025, we expect to report revenues between $49.7 and $50.7 million, which is above our prior guidance of $47.6 to $49.6 million. We expect net income between $50.4 million and $50.9 million and Adjusted EBITDA (non-GAAP) between $(31.5) million and $(31) million for the year ended December 31, 2025, respectively.

Ondas also reiterates our full year 2026 revenue guidance of $170-$180 million. This guidance does not reflect any new acquisitions announced in 2026.

As of December 31, 2025, the Company had cash and cash equivalents of approximately $551 million. Subsequent to year end, on January 12, 2026, the Company raised approximately $1 billion.

The revised preliminary financial data included above has been prepared by, and is the responsibility of, the Company's management. These revised preliminary operating results are not a comprehensive statement of the Company's financial results as of and for the fourth quarter and year ended December 31, 2025 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States.

Investor Conference Call Details

The Company will hold a conference call and simultaneous webcast on Wednesday, March 25, 2026, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2025. The final results will be reported in a press release prior to the conference call.

Date: Wednesday, March 25, 2026

Time: 8:30 a.m. Eastern Time

Toll-free dial-in number: 844-883-3907

International dial-in number: 412-317-5798

Call participant pre-registration link: HERE

The Company encourages listeners to pre-register, which allows callers to gain immediate access and bypass the live operator. Please note that you can register at any time during the call. For those who choose not to pre-register, please call the conference telephone number 10-15 minutes prior to the start time, at which time an operator will register your name and organization.

The conference call will also be broadcast live and available for replay here and via the investor relations section of the Company's website at ir.ondas.com. A replay will be accessible from the investor relations website after completion of the event.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical connectivity solutions for defense, security, and industrial markets. Through its business units (Ondas Autonomous Systems, Ondas Capital and Ondas Networks), the Company develops and deploys integrated technologies that deliver advanced sensing, mobility, and communications capabilities for complex operational environments.

Ondas Autonomous Systems (OAS) delivers a portfolio of AI-enabled air and ground robotic platforms and counter-UAS technologies designed to support defense, homeland security, and critical infrastructure protection missions worldwide. OAS solutions include autonomous drone platforms, robotic ground systems, counter-drone technologies, advanced propulsion and unmanned aircraft capabilities, autonomous engineering and demining capabilities, and integrated sensing systems that enable persistent intelligence, surveillance, security, and operational response. These platforms are deployed globally across defense forces, government agencies, and commercial operators to protect sensitive sites, populations, and strategic infrastructure.

Ondas Capital focuses on strategic investments, partnerships, and advisory initiatives that support the growth of the global autonomous systems ecosystem. The platform is designed to accelerate the development, scaling, and deployment of next-generation robotics, sensing, and defense technologies across allied markets.

Ondas Networks provides mission-critical wireless connectivity through its FullMAX platform, a software-defined broadband solution based on the IEEE 802.16t standard. FullMAX enables highly reliable, secure, and scalable communications for industrial IoT applications across rail, utilities, oil and gas, transportation, and government networks.

Together, Ondas’ technologies combine autonomous systems, advanced sensing, and resilient connectivity to deliver integrated operational capabilities that enhance security, efficiency, and decision-making in some of the world’s most demanding environments.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com and LinkedIn

For Rotron: www.rotronaero.com and Linkedin

For 4M Defense: www.4-mine.com and LinkedIn

For BIRD: www.birdaero.com and LinkedIn

For Ondas Capital: www.ondascapital.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Non-GAAP Measure

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable measure under GAAP, net income (loss).

We believe that Adjusted EBITDA is a useful supplemental measure for evaluating our operating performance because it eliminates the impact of items that primarily reflect our capital structure, tax position, noncash charges, acquisition related activities, and other items that management does not consider indicative of our core operating performance. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income (loss) and other measures prepared in accordance with GAAP.

Adjusted EBITDA removes the effects of interest and financing-related items, depreciation and amortization, income taxes, stock-based compensation, acquisition related expenses, and other non-operating gains and losses. Management believes that excluding these items enhances comparability across periods and facilitates analysis of underlying operating trends. Other companies may calculate similarly titled non-GAAP measures differently, and therefore our Adjusted EBITDA may not be comparable to measures used by other companies.

Management uses Adjusted EBITDA, together with GAAP results, in making financial, operating, and planning decisions and evaluating the Company's ongoing performance.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

ONDAS INC.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Net Income (Loss)	$82.9 – 83.4	$(10.3)	$50.4 – 50.9	$(38.0)
Depreciation	0.4	0.2	0.9	0.6
Amortization of intangible assets	2.6	1.0	5.8	4.2
Acquisition related expenses(1)	3.6	-	4.3	-
Stock-based compensation	6.8	0.3	16.0	1.3
Provision for income taxes	0.7	-	1.0	-
Other (income) expense, net(2)	(106.9)	1.8	(109.9)	3.4
Adjusted EBITDA (non-GAAP)	$(9.9) – (9.4)	$(7.0)	$(31.5) – (31)	$(28.5)

(1)	Acquisition-related expenses include legal, accounting, and other due diligence costs incurred in connection with completed or pending acquisitions.

(2)	Other (income) expense, net includes interest and dividend income, unrealized gain and losses on investments, interest expense, foreign exchange gain and loss, change in the fair value of government grant liabilities, and other non-operating income and expense such as gains and losses recognized related to our warrant liabilities.

SOURCE: Ondas Inc.

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